                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                  __________

                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)

                     February 12, 1999 (November 30, 1998)
--------------------------------------------------------------------------------

                               COTELLIGENT, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                AMENDMENT NO. 1
                                ---------------

The registrant hereby amends Form 8-K dated December 14, 1998, as set forth in the pages attached hereto. The filing of this report occurs within 60 days after the date of application for extension of time to file.


          Delaware                     0-25372            94-3173918
--------------------------------------------------------------------------------
  (State of other juris-             (Commission         (IRS Employer
 diction of incorporation)           File Number)      Identification No.)


        101 California Street, Suite 2050, San Francisco, CA     94111
--------------------------------------------------------------------------------
             (Address of principal executive offices)          (Zip Code)


                                 415-439-6400
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

                         COTELLIGENT, INC. FORM 8-K/A

                                     INDEX


Item 7 - Financial Statements and Exhibits

COTELLIGENT, INC.:
Pro Forma Balance Sheet as of September 30, 1998.............................................................................  4

Pro Forma Consolidated Statement of Operations for the Year Ended March 31, 1998
  (Unaudited)................................................................................................................  5

Pro Forma Consolidated Statement of Operations for the Year Ended March 31, 1997
  (Unaudited)................................................................................................................  6

Pro Forma Consolidated Statement of Operations for the Six Months Ended September 30, 1998
  (Unaudited)................................................................................................................  7

Pro Forma Consolidated Statement of Operations for the Six Months Ended September 30, 1997
  (Unaudited)................................................................................................................  8

Notes to Restated and Pro Forma Consolidated Statements of Operations........................................................  9


HURST COMPANIES:

Report of Chastang, Ferrell, Sims & Eiserman, LLC, Independent Accountants................................................... 10

Combined Balance Sheets as of September 30, 1998 (Unaudited), and December 31, 1997.......................................... 11

Combined Statements of Income and Retained Earnings for the Nine Months Ended September 30, 1998
  (Unaudited), and for the Year Ended December 31, 1997...................................................................... 12

Combined Statements of Cash Flows for the Nine Months Ended September 30, 1998 (Unaudited),
  and for the Year Ended December 31, 1997................................................................................... 13

Notes to Combined Financial Statements....................................................................................... 14

SIGNATURES................................................................................................................... 21

Acquisition or Disposition of Assets.

          On November 30, 1998, Cotelligent, Inc. (the "Company") completed the acquisition of assets of four companies: Hurst Consulting, Inc., an IT consulting firm; Hurst Processing, Inc., an applications outsourcing firm; Hurst Institute, Inc., an applications training firm; and Optimum Administrators Resources, Inc., a management service firm for the Hurst companies (collectively the "Hurst Companies"); each with offices in Orlando, Florida. The Hurst Companies are full-service information technology consulting firms specializing in commercial banking applications. Aggregate consideration for this acquisition was approximately $27.1 million. This acquisition will be accounted for as a purchase.

          In order to consummate this acquisition, the Company entered into a Purchase and Sale of Assets Agreement dated as of November 30, 1998, with the Hurst Companies (the "Sellers") and their sole shareholder, Eva Hurst. The Sellers received 500,544 shares of the Company's common stock (valued at the average closing price during a five-day period ended two days prior to the closing) and approximately $17.4 million in cash as consideration in the purchase, which was consummated on November 30, 1998.

          The pro forma balance sheet as of September 30, 1998, gives effect to the acquisition of the Hurst Companies as if the business combination was consummated on September 30, 1998. The pro forma statement of operations gives effect to the business combination as if the combination occurred on the first day of the respective periods presented.

                               COTELLIGENT, INC.

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1998
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                                Cotelligent     Hurst        Pro Forma      Pro Forma
                                                Group, Inc.   Companies     Adjustments    Consolidated
                                                -------------------------------------------------------
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                      $ 22,371       $2,007       $    --         $ 24,378
  Accounts receivable, net                         60,216        3,688            --           63,904
  Notes receivable from stockholders                   --           --            --               --
  Notes receivable from officers                      244           --            --              244
  Deferred income taxes                                29          131            --              160
  Prepaid expenses and other current assets         3,227          290            --            3,517
                                                 ----------------------------------------------------
    Total current assets                           86,087        6,116            --           92,203

PROPERTY AND EQUIPMENT, net                         8,829          325            --            9,154

DEFERRED INCOME TAXES                                  --          393            --              393

GOODWILL                                           28,555           --        26,460/(a)/      55,015

OTHER ASSETS                                          820          178            --              998
                                                 ----------------------------------------------------
    Total assets                                 $124,291       $7,012       $26,460         $157,763
                                                 ----------------------------------------------------
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term debt                                $    149       $  500       $    --         $    649
  Accounts payable                                  8,366        1,606            --            9,972
  Accrued compensation and related payroll
   liabilities                                     15,528          859            --           16,387
  Income taxes payable                              3,056           --            --            3,056
  Other accrued liabilities                         2,467        2,453            --            4,920
                                                 ----------------------------------------------------
    Total current liabilities                      29,566        5,418            --           34,984

LONG-TERM DEBT                                        220           --        17,585/(b)/      17,805

OTHER LONG-TERM LIABILITIES                            14          770            --              784
                                                 ----------------------------------------------------
    Total liabilities                              29,800        6,188        17,585           53,573
                                                 ----------------------------------------------------
COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock                                        137           --             5/(c)/         142
  Additional paid-in capital                       77,131          150         9,544/(c)/      86,825
  Treasury stock                                                    --            --               --
  Retained earnings                                17,223          674          (674)/(d)/     17,223
                                                 ----------------------------------------------------
    Total stockholders' equity                     94,491          824         8,875          104,190
                                                 ----------------------------------------------------
    Total liabilities and stockholders' equity   $124,291       $7,012       $26,460         $157,763
                                                 ====================================================

  The accompanying notes are an integral part of these financial statements.

                               COTELLIGENT, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                Cotelligent,    Hurst        Pro Forma         Pro Forma
                                                    Inc.      Companies     Adjustments       Consolidated
                                                ----------------------------------------------------------
                                                 (audited)                  (unaudited)
REVENUES                                         $   244,683    $6,594       $      --       $   251,277

COST OF SALES                                        173,537     3,393              --           176,930
                                                ----------------------------------------------------------
    Gross profit                                      71,146     3,201              --            74,347

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE           55,929     1,975             882/(e)/       58,786

NONRECURRING TRANSACTION COSTS                           855        --              --               855
                                                ----------------------------------------------------------
    Operating income                                  14,362     1,226            (882)           14,706
                                                ----------------------------------------------------------
OTHER EXPENSE:
  Interest expense, net                                   --        31           1,495/(f)/        1,526
  Other                                                  708        --              --               708
                                                ----------------------------------------------------------
   Total other expense                                   708        31           1,495             2,234
                                                ----------------------------------------------------------
    Income (loss) before provision
     (benefit) for income taxes                       13,654     1,195          (2,377)           12,472

PROVISION (BENEFIT) FOR INCOME TAXES                   7,223        --            (484)/(g)/       6,739
                                                ----------------------------------------------------------
PRO FORMA NET INCOME (LOSS)                      $     6,431    $1,195         $(1,893)      $     5,733
                                                ==========================================================
PRO FORMA EARNINGS PER SHARE:
  Basic                                                                                      $      0.48
  Diluted                                                                                    $      0.47

PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                                                       11,958,937
  Diluted                                                                                     12,110,883


  The accompanying notes are an integral part of these financial statements.

                               COTELLIGENT, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                Cotelligent     Hurst        Pro Forma         Pro Forma
                                                Group, Inc.   Companies     Adjustments       Consolidated
                                                ----------------------------------------------------------
                                                 (audited)                  (unaudited)
REVENUES                                         $   165,417    $3,418       $      --       $   168,835

COST OF SALES                                        116,844     1,601              --           118,445
                                                 -----------    ----------------------------------------
    Gross profit                                      48,573     1,817              --            50,390

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE           39,167     1,250             882/(e)/       41,299

NONRECURRING TRANSACTION COSTS                         1,969        --              --             1,969
                                                 -----------    ----------------------------------------
    Operating income                                   7,437       567            (882)            7,122
                                                 -----------    ----------------------------------------
OTHER INCOME (EXPENSE):
  Interest expense, net                                   --       (13)         (1,495)/(f)/      (1,508)
  Other                                                   15       (10)             --                 5
                                                 -----------    ----------------------------------------
    Total other income (expense)                          15       (23)         (1,495)           (1,503)
                                                 -----------    ----------------------------------------
    Income (loss) before provision
     (benefit) for income taxes                        7,452       544          (2,377)            5,619

PROVISION (BENEFIT) FOR INCOME TAXES                   3,742        --            (752)/(g)/       2,990
                                                 -----------    ----------------------------------------
PRO FORMA NET INCOME (LOSS)                      $     3,710    $  544       $  (1,625)      $     2,629
                                                 ===========    ========================================
PRO FORMA EARNINGS PER SHARE:
  Basic                                                                                      $      0.22
  Diluted                                                                                    $      0.22

PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                                                       11,829,062
  Diluted                                                                                     11,903,057


  The accompanying notes are an integral part of these financial statements.

                               COTELLIGENT, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                Cotelligent,    Hurst        Pro Forma         Pro Forma
                                                    Inc.      Companies     Adjustments       Consolidated
                                                ----------------------------------------------------------
                                                 (audited)                  (unaudited)
REVENUES                                         $   152,778   $10,960       $      --       $   163,738

COST OF SALES                                        108,100     6,459              --           114,559
                                                ----------------------------------------------------------
    Gross profit                                      44,678     4,501              --            49,179

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE           33,062     2,871             441/(e)/       36,374
                                                ----------------------------------------------------------
    Operating income                                  11,616     1,630            (441)           12,805
                                                ----------------------------------------------------------
OTHER INCOME (EXPENSE):
  Interest income (expense), net                         595       (32)           (747)/(f)/        (184)
  Other                                                   (3)       --              --                (3)
                                                ----------------------------------------------------------
    Total other income (expense)                         592       (32)           (747)             (187)
                                                ----------------------------------------------------------
    Income (loss) before provision
     for income taxes                                 12,208     1,598          (1,188)           12,618

PROVISION FOR INCOME TAXES                             4,846        25             143/(g)/        5,014
                                                ----------------------------------------------------------
PRO FORMA NET INCOME (LOSS)                      $     7,362   $ 1,573         $(1,331)      $     7,604
                                                ==========================================================
PRO FORMA EARNINGS PER SHARE:
  Basic                                                                                      $      0.52
  Diluted                                                                                    $      0.52

PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                                                       14,555,940
  Diluted                                                                                     14,666,569


  The accompanying notes are an integral part of these financial statements.

                               COTELLIGENT, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                Cotelligent     Hurst        Pro Forma         Pro Forma
                                                Group, Inc.   Companies     Adjustments       Consolidated
                                                ----------------------------------------------------------
REVENUES                                         $   112,870    $3,188       $      --       $   116,058

COST OF SALES                                         79,426     1,464              --            80,890
                                                ----------------------------------------------------------
    Gross profit                                      33,444     1,724              --            35,168

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE           26,834       911             441/(e)/       28,186
                                                ----------------------------------------------------------
    Operating income                                   6,610       813            (441)            6,982
                                                ----------------------------------------------------------
OTHER EXPENSE:
  Interest expense, net                                  210         5             747/(f)/          962
  Other                                                   --        --              --                --
                                                ----------------------------------------------------------
    Total other expense                                  210         5             747               962
                                                ----------------------------------------------------------
    Income (loss) before provision
     (benefit) for income taxes                        6,400       808          (1,188)            6,020

PROVISION (BENEFIT) FOR INCOME TAXES                   2,560        --            (156)/(g)/       2,404
                                                ----------------------------------------------------------
PRO FORMA NET INCOME (LOSS)                      $     3,840    $  808         $(1,032)      $     3,616
                                                ==========================================================
PRO FORMA EARNINGS PER SHARE:
  Basic                                                                                      $      0.31
  Diluted                                                                                    $      0.30

PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                                                       11,815,295
  Diluted                                                                                     11,937,174

  The accompanying notes are an integral part of these financial statements.

                               COTELLIGENT, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)



1.  PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS:

(a) Adjustment to record goodwill related to the acquisition.

(b) Adjustment to reflect borrowings for acquisition plus acquisition-related costs.

(c) Adjustment to reflect issuance of the Company's stock for the acquisition.

(d) Adjustment to eliminate Hurst Companies' equity in the pro forma consolidation.

2.  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS:

(e) Increase in goodwill amortization created from the acquisition of the Hurst group as if the entities were combined throughout the periods presented and amortized over a 30-year period.

(f) Increase in interest expense as if the entities were combined throughout the periods presented and subject to interest charges (8.5 percent p.a.) relating to acquisition capital borrowed.

(g) Income taxes as if the entities were combined and subject to the effective federal and state statutory rates of 41 percent throughout the periods presented.

To the Board of Directors of
The Hurst Companies, Casselberry, Florida:

We have audited the accompanying combined balance sheet of The Hurst Companies as of December 31, 1997, and the related combined statements of income and retained earnings and combined cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Hurst Companies as of December 31, 1997, and the results of its combined operations and combined cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                   /s/Chastang, Ferrell, Sims & Eiserman, L.L.C.


Winter Park, Florida,
 April 20, 1998 (except for Note 9, as to which the date is November 30, 1998)

                             THE HURST COMPANIES

                           COMBINED BALANCE SHEETS
         AS OF SEPTEMBER 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997

                                     ASSETS

                                                                          1998               1997
                                                                      --------------     -------------
                                                                       (unaudited)
CURRENT ASSETS:
   Cash and equivalents (Notes 2, 6 and 7)                            $     355,008      $     243,522
   Certificate of deposit (Notes 2 and 4)                                    25,000             25,000
   Accounts receivable (Notes 2 and 5)                                      890,660             22,851
   Advanced billings (Note 2)                                             1,461,536            941,917
   Employee advances                                                         32,073              5,185
   Prepaid expenses                                                          19,499             12,354
   Stockholder advances (Note 3)                                            705,784            859,889
   Due from related entity (Note 3)                                         898,749                  0
                                                                      -------------       ------------
                Total current assets                                      4,388,309          2,110,718
                                                                      -------------       ------------
PROPERTY AND EQUIPMENT (Notes 2 and 5):
   Furniture and fixtures                                                   112,176             97,013
   Computer equipment                                                        55,912             51,720
   Vehicle                                                                   20,674             11,279
   Office equipment                                                          28,698             20,674
   Software                                                                  37,252                  0
                                                                      -------------       ------------
                                                                            254,712            180,686
   Less:  Accumulated depreciation                                          (94,381)           (64,611)
                                                                      -------------       ------------
                Total property and equipment                                160,331            116,075
                                                                      -------------       ------------
OTHER ASSETS:
   Deposits                                                                  71,035             23,631
   Customer list, net (Note 2)                                               63,750                  0
   Goodwill, net (Note 2)                                                   120,335            218,922
                                                                      -------------       ------------
                Total other assets                                          255,120            242,553
                                                                      -------------       ------------
                Total assets                                          $   4,803,760       $  2,469,346
                                                                      =============       ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                          1998               1997
                                                                      --------------     -------------
                                                                       (unaudited)
CURRENT LIABILITIES:
   Accounts payable                                                   $     830,048      $     253,231
   Accrued payroll and payroll taxes                                        884,024            326,764
   Other accrued expenses                                                   228,548            190,157
   Deferred revenue (Note 2)                                              1,461,536          1,036,465
   Line of credit (Note 5)                                                  495,000            243,000
   Treasury stock note payable (Note 5)                                      77,930             73,955
   Other notes payable (Note 5)                                               7,080              7,070
   Billings in excess of costs (Note 6)                                     186,470                  0
                                                                      -------------       ------------
                Total current liabilities                                 4,170,636          2,130,642
                                                                      -------------       ------------
LONG-TERM LIABILITIES:
   Treasury stock note payable                                              252,767            311,722
   Other notes payable                                                        1,858              8,520
                                                                      -------------       ------------
                Total long-term liabilities                                 254,625            320,242
                                                                      -------------       ------------
                Total liabilities                                         4,425,261          2,450,884
                                                                      -------------       ------------
COMMITMENTS AND CONTINGENCIES (Notes 4, 7, 8 and 9)                               0                  0

STOCKHOLDER'S EQUITY:
   Capital stock (Note 2)                                                       201                201
   Paid-in capital                                                          149,999            149,999
   Retained earnings                                                        643,299            283,262
                                                                      -------------       ------------
                                                                            793,499            433,462
   Less:  Treasury stock, at cost, 20 shares (Note 5)                      (415,000)          (415,000)
                                                                      -------------       ------------
                Total stockholder's equity                                  378,499             18,462
                                                                      =============       ============
                Total liabilities and stockholder's equity            $   4,803,760       $  2,469,346
                                                                      =============       ============

  The accompanying notes are an integral part of these financial statements.

                              THE HURST COMPANIES

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED),
                   AND FOR THE YEAR ENDED DECEMBER 31, 1997


                                                     1998            1997
                                                  --------------------------
                                                  (unaudited)

REVENUES                                          $14,029,787    $ 6,594,339

COST OF SALES                                       8,351,007      3,392,852
                                                  --------------------------
    Gross profit                                    5,678,780      3,201,487

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        3,666,358      1,975,081
                                                  --------------------------
    Operating income (loss)                         2,012,422      1,226,406

OTHER EXPENSE                                         (69,271)       (31,753)
                                                  --------------------------
    Net income                                      1,943,151      1,194,653

RETAINED EARNINGS, beginning of period                283,263         94,062

    Less:  Stockholder distributions               (1,583,115)    (1,005,453)
                                                  --------------------------
RETAINED EARNINGS, end of period                  $   643,299    $   283,262
                                                  ==========================


  The accompanying notes are an integral part of these financial statements.

                              THE HURST COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED),
                   AND FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                             1998          1997
                                                                          --------------------------
                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                              $ 1,943,151    $ 1,194,653
  Adjustments to reconcile net income to net cash provided by operating activities, net of effects of noncash transactions:
    Depreciation                                                               29,370         38,664
    Amortization                                                               71,315              0
    Changes in noncash current assets and current liabilities:
     Decrease (increase) in accounts receivable                              (828,885)        41,799
     Increase in advanced billings                                           (519,619)      (941,917)
     Increase in employee advances                                            (26,888)        (4,985)
     Increase in prepaid expenses                                              (7,145)       (12,354)
     Increase in due from stockholder                                               0       (510,818)
     Increase in deposits                                                     (47,404)       (15,000)
     Increase in customer lists                                               (75,000)             0
     Decrease in stockholder advances                                         154,104              0
     Increase in due from related entity                                     (898,749)             0
     Increase in accounts payable                                             576,817        181,943
     Increase in accrued payroll and payroll taxes                            557,260        259,884
     Increase in other accrued expenses                                        38,391        138,403
     Increase in deferred revenue                                             425,071      1,036,465
     Increase in billings in excess of costs                                  186,470              0
                                                                          --------------------------
       Net cash provided by operating activities                            1,578,259      1,406,737
                                                                          --------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                        (74,026)       (85,492)
  Purchase of certificate of deposit                                                0        (25,000)
                                                                          --------------------------
       Net cash used in investing activities                                  (74,026)      (110,492)
                                                                          --------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from line of credit                                              252,000        193,000
  Principal payments on treasury stock note payable                           (54,980)       (29,323)
  Principal payments on other notes payable                                    (6,652)      (164,228)
  Proceeds from issuance of common stock                                            0            100
  Stockholder distributions                                                (1,583,115)    (1,005,453)
                                                                          --------------------------
       Net cash used in financing activities                               (1,392,747)    (1,005,904)
                                                                          --------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                     111,486        290,341

CASH AND CASH EQUIVALENTS, beginning of period                                243,522        (46,819)
                                                                          --------------------------
CASH AND CASH EQUIVALENTS, end of period                                  $   355,008    $   243,522
                                                                          ==========================
SUPPLEMENTAL DISCLOSURES ON CASH FLOWS:  Interest paid in 1997 was $31,753.  Income taxes paid in 1997 were $10,891.
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:  The Company
 purchased 20 percent of the outstanding common stock in July 1997 by issuing a note payable for $415,000.

  The accompanying notes are an integral part of these financial statements.

                              THE HURST COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1.  ORGANIZATION AND OPERATIONS:

The combined financial statements of The Hurst Companies (the Combined Company) include the financial statements of Hurst Consulting, Inc. (HCI), Hurst Processing, Inc. (HPI), and Optimum Administrative Resources, Inc. (OAR). These entities have the same ownership and are not wholly owned subsidiaries of the Combined Company. The Combined Company is located in Casselberry, Florida.

HCI was incorporated on April 13, 1990, in the state of Florida. HCI provides critical path expertise to computer software conversion and implementation projects at major financial institutions across the United States.

HPI was incorporated on January 29, 1996, in the state of Florida. HPI provides data and information processing services to financial institutions.

OAR was incorporated on February 17, 1997, in the state of Florida. OAR provides management and administrative services to HCI and HPI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF COMBINATION

HCI, HPI and OAR have the same ownership. Therefore, these entities have been presented on a combined basis after all significant intercompany transactions are eliminated in the combination.

BASIS OF ACCOUNTING

The accompanying combined financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

CASH AND CASH EQUIVALENTS

For purposes of the combined statement of cash flows, the Combined Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

CERTIFICATE OF DEPOSIT

The Combined Company has a $25,000 certificate of deposit, which is used as a guarantee under the Combined Company's office lease agreement (see Note 4).

COMMON STOCK

The par value, authorized shares, and issued and outstanding shares for the corporations included in Combined Company are as follows:

                                            Issued and
                    Par      Authorized     Outstanding
                   Value       Shares         Shares      Total
                   --------------------------------------------
          HCI      $1.00        1,000           100        $100
          HPI       0.01        1,000           100           1
          OAR       1.00        1,000           100         100


ACCOUNTS RECEIVABLE

Bad debts are recorded using the direct write-off method. At December 31, 1997, all receivables were deemed collectible, and no reserve for doubtful accounts was recorded.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are recorded at cost. Depreciation has been provided in the financial statements on the modified accelerated recovery method at rates based on reasonable estimates of useful lives, which fall within the following ranges for major asset classifications:

                        Furniture and fixtures       7 years
                        Computer equipment      5 to 7 years
                        Vehicle                      5 years
                        Office equipment             4 years

Maintenance, repairs, and minor renewals are charged to earnings in the year in which the expense is incurred. Additions, improvements, and major repairs are capitalized.

The costs retired or sold, together with the related accumulated depreciation, are removed from the accounts, and any profit or loss on disposition is credited or charged to earnings.

DEFINED CONTRIBUTION PLAN

The Combined Company has a qualified 401(k) profit-sharing plan that provides benefits to employees who are at least 21 years of age with one year or more of service. Employee contributions are matched by the Combined Company at the discretion of the employer. Vesting does not occur during the first three years of service. Participants are fully vested after three years of service. The Combined Company is allowed to make discretionary contributions to the plan.
For the year ended December 31, 1997, the Combined Company elected to contribute $27,071 to the plan.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Combined Company in estimating its fair value disclosures for financial instruments:

    . Cash and cash equivalents, stockholder advances, line of credit, and notes payable: the carrying amounts reported in the combined balance sheet approximate fair values because of the short maturities of those instruments and rates available for similar debt.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

HCI, HPI, OAR, and the stockholder of the Combined Company have elected to be taxed as an S corporation under Subchapter S of the Internal Revenue Code. Accordingly, no provision has been made for federal and state income taxes by the Combined Company.

FINANCIAL INSTRUMENTS

The Combined Company grants credit to customers in the banking industry in the United States. Financial instruments subject to credit risk include accounts receivable. Consequently, the Combined Company's ability to collect the amounts due from customers may be affected by economic fluctuations in the banking industry in the United States.

GOODWILL

Goodwill resulted from the purchase of information processing servicing contracts for three banks. Goodwill is amortized over the estimated duration of the contracts and is recorded net of accumulated amortization of $19,902 at December 31, 1997.

REVENUE AND COST RECOGNITION

The Combined Company recognizes revenue when the work is performed. The Combined Company's billing policy is typically to bill in advance for services to be rendered.

ADVANCED BILLINGS

Advanced billings represent billings in advance for work and expenses to be performed and incurred, respectively. The advanced billings were collected subsequent to December 31, 1997.

DEFERRED REVENUE

Deferred revenue represents money received in advance of work performed and advanced billings for work and expenses to be performed and incurred, respectively.

3.  RELATED-PARTY TRANSACTIONS:

During the year, the Combined Company advanced funds to its stockholder. These advances are noninterest-bearing and are payable on demand. At December 31, 1997, the stockholder owed $85,9,889 to the Combined Company. The Combined Company expects to collect these advances within the next year.

4.  LEASE OBLIGATIONS:

OFFICE LEASES

The Combined Company has an office lease in Casselberry, Florida, which expires in October 2001, with monthly lease payments of $9,718 from January 1998 through April 1998, $9,954 from May 1998 through October 1998, $10,232 from November 1998 through October 1999, $10,625 from November 1999 through April 2000, $10,727 from May 2000 through October 2000, $11,034 from November 2000 through April 2001, and $6,436 from May 2001 through October 2001.

Future noncancellable obligations under the above office lease are as follows for the years after December 31, 1997:

                        1998       $119,061
                        1999        124,176
                        2000        128,931
                        2001         82,754
                                   --------
                           Total   $454,922
                                   ========

The Combined Company has purchased a $25,000 certificate of deposit as a guarantee for this office lease.

Rent expense related to the above office lease for the year ended December 31, 1997, was $61,322.

AUTOMOBILE LEASES


At December 31, 1997, the Combined Company had 19 automobiles under noncancellable operating leases. Subsequent to December 31, 1997, the Combined Company leased 17 automobiles under noncancellable operating leases. These leases range from 24 months to 39 months and expire through May 2001. Monthly payments range from $256 to $630 per automobile.

Future noncancellable obligations under the above automobile leases are as follows for the years after December 31, 1997:

                        1998       $121,950
                        1999        128,177
                        2000         30,535
                        2001          2,677
                                   --------
                           Total   $283,339
                                   ========

Automobile lease expense related to the above leases for the year ended December 31, 1997, was $101,418.

EQUIPMENT LEASES

The Combined Company leases various computer equipment under a lease that is cancelable with no less than 90 days written notice, provided the lease is not terminated before August 2000. The lease expires in August 2000 and requires monthly payments ranging from $10 to $682. Future obligations under the above lease for the years after December 31, 1997, are as follows:

                        1998       $125,517
                        1999        117,006
                        2000         63,877
                        2001          1,532
                                   --------
                           Total   $307,932
                                   ========

Equipment lease expense related to the above equipment leases was $85,728 for the year ended December 31, 1997.

5.  INDEBTEDNESS:

LINE OF CREDIT


At December 31, 1997, the Combined Company had a $250,000 revolving loan agreement due on demand, bearing interest at prime plus 1 percent. This line of credit is collateralized by a blanket lien on accounts receivable and is personally guaranteed by the stockholder of the Combined Company and by HPI. At December 31, 1997, $243,000 was outstanding under this line of credit. Subsequent to December 31, 1997, this line of credit was increased to $500,000.

OTHER NOTES PAYABLE

The Combined Company has two notes payable owed to a bank with interest at 12 percent and 19 percent per annum, respectively, collateralized by a vehicle and equipment, with monthly payments of $406 and $327, respectively, including principal and interest, due through July 1999 and March 2000, respectively. The outstanding balances at December 31, 1997, were $6,803 and $8,787, respectively. The notes are personally guaranteed by the stockholder of the Combined Company.

The principal maturities of these notes for years after December 31, 1997, are as follows:

                        1998       $ 7,070
                        1999         6,121
                        2000         2,399
                                   -------
                           Total   $15,590
                                   =======

TREASURY STOCK NOTE PAYABLE

During 1997, HCI repurchased 20 shares of common stock representing 20 percent of the issued and outstanding stock of HCI for $415,000. In connection with this purchase, HCI entered into a note agreement for $415,000. The note agreement includes interest at 7.0 percent per annum and is collateralized by the treasury stock of HCI. The note requires monthly payments of principal and interest in the amount of $8,217, beginning August 1997 and maturing July 2002. The outstanding balance at December 31, 1997, was $385,677. The note is personally guaranteed by the stockholder of HCI.

The principal maturities of the note for the years after December 31, 1997, are as follows:

                        1998       $ 73,955
                        1999         79,301
                        2000         85,034
                        2001         91,181
                        2002         56,206
                                   --------
                           Total   $385,677
                                   ========

6.  CONCENTRATION OF CREDIT RISK:

For the year ended December 31, 1997, HCI had sales of approximately $2,653,000, $1,676,000, and $852,000 to three major customers in the banking industry.
Sales to these customers represented 42.0 percent, 26.5 percent, and 13.5 percent, respectively, of total HCI sales.

For the year ended December 31, 1997, HPI had sales of approximately $101,600, $55,800, and $92,000 to three customers, representing 36.4 percent, 20.0 percent, and 33.0 percent of total HPI sales, respectively. The servicing contracts for these customers expire in February 1998, September 2000, and December 1999, respectively.

At December 31, 1997, HCI maintained cash and cash equivalents of $208,232 in one bank account, which exceeded the $100,000 limit insured by the Federal Deposit Insurance Corporation (FDIC).

7.  COMMITMENTS:

HPI is obligated to pay a monthly royalty fee to a company for the use of processing software. The royalty fee is based on the total assets of HPI's customers who use this software.

8.  SUBSEQUENT EVENTS:

Subsequent to December 31, 1997, HCI entered into an agreement with a bank in New York to perform certain computer services related to the Year 2000 project and other services. The term of the agreement is from January 1, 1998, to April 4, 1999, and the amount of contract, including expenses, is in excess of $10 million.

Subsequent to December 31, 1997, HPI signed a letter of intent to enter into an agreement for a term of five years to perform certain data processing services related to system conversion and monthly service for a bank in New York.

9.  SALE OF COMBINED COMPANY:

On November 30, 1998, the Combined Company was acquired by a publicly traded corporation, Cotelligent, Inc. Cotelligent, Inc. is a nationwide provider of information technology consulting services to organizations with complex information systems and technology operations.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     COTELLIGENT, INC.

Date: February 12, 1999              /s/ Herbert D. Montgomery
                                     ----------------------------------
                                     Herbert D. Montgomery
                                     Senior Vice President,
                                     Chief Financial Officer and
                                     Treasurer

                                      21